                                                                   EXHIBIT 10.12

                                                                  EXECUTION COPY



================================================================================









                           TRADEMARK LICENSE AGREEMENT

                                 BY AND BETWEEN

                            LUCENT TECHNOLOGIES INC.

                                       AND

                               AGERE SYSTEMS INC.

                          Dated as of February 1, 2001






================================================================================

                           TRADEMARK LICENSE AGREEMENT

                                TABLE OF CONTENTS

ARTICLE I.  DEFINITIONS

ARTICLE II.    LICENSE GRANT

      2.1   AGERE PRODUCTS
      2.2   COMPOUND MARKS
      2.3   LIMITATIONS ON GRANT
      2.4   NO USE IN LICENSEE'S NAME
      2.5   NO OTHER MARKS TO BE USED
      2.6   MODIFICATION OF LICENSED MARKS
      2.7   LICENSE OF MASKS; INGREDIENT BRANDING; AND TECHNICAL
            DOCUMENTATION
      2.8   PUBLICITY
      2.9   CO-BRANDING
      2.10  DATES


ARTICLE III.   AGREEMENT PERSONAL

      3.1   PERSONAL NATURE OF AGREEMENT
      3.2   SUBLICENSING/ASSIGNMENT
      3.3   EXISTING AUTHORIZED DEALERS
      3.4   BUSINESSPARTNERS

 ARTICLE IV.   LICENSES TO OTHERS AND OWNERSHIP

      4.1   EXCLUSIVE LICENSE
      4.2   RETENTION OF RIGHTS BY LICENSOR
      4.3   RETENTION OF RIGHTS BY LICENSEE
      4.4   JOINT VENTURES OF LICENSEE

 ARTICLE V.    LICENSED TERRITORY

      5.1   WORLD-WIDE LICENSES

 ARTICLE VI.     QUALITY CONTROL

      6.1   CONTROL SPECIFICATIONS
      6.2   CUSTOMER CARE PROVISIONS
      6.3   QUALITY CONTROL REVIEWS; RIGHT OF INSPECTION
      6.4   COSTS

ARTICLE VII.   [INTENTIONALLY OMITTED]

 ARTICLE VIII.   PROTECTION OF LICENSED SERVICE MARKS
                   AND THE TRANSITION LOGOS

      8.1   OWNERSHIP AND RIGHTS
      8.2   SIMILAR MARKS
      8.3   INFRINGEMENT
      8.4   COMPLIANCE WITH LAWS

 ARTICLE IX.   TERMINATION

      9.1   BREACH BY LICENSEE
      9.2   TERMINATION OBLIGATIONS

 ARTICLE X.    INDEMNITIES

      10.1  LICENSEE'S INDEMNIFICATION
      10.2  NOTICE

 ARTICLE XI.   NOTICES

 ARTICLE XII.  COMPLIANCE WITH LAW

      12.1 GENERAL
      12.2 GOVERNMENTAL LICENSES, PERMITS AND APPROVALS

ARTICLE XIII.    MEDIATION AND DISPUTE RESOLUTION

      13.1  DISPUTES
      13.2  ESCALATION; MEDIATION
      13.3  COURT ACTIONS

ARTICLE XIV.   MISCELLANEOUS

      14.1  COUNTERPARTS; ENTIRE AGREEMENT; CORPORATE POWER
      14.2  GOVERNING LAW
      14.3  ASSIGNABILITY; SUCCESSORS
      14.4  RELATIONSHIP OF THE PARTIES; THIRD PARTY BENEFICIARIES
      14.5  SEVERABILITY
      14.6  FORCE MAJEURE
      14.7  HEADINGS
      14.8  WAIVERS OF DEFAULT
      14.9  INJUNCTIVE RELIEF
      14.10 AMENDMENTS
      14.11 INTERPRETATION

SCHEDULE A - LICENSED MARKS

SCHEDULE B - PRODUCT MANUFACTURING SPECIFICATIONS

SCHEDULE C - TRADEMARK USE SPECIFICATIONS

SCHEDULE D - CORPORATE IDENTIFICATION MARKS

SCHEDULE E - COMPOUND MARKS

SCHEDULE F - TRANSITION LOGOS AND SPECIFICATIONS

SCHEDULE G - BUSINESSPARTNER GUIDELINES

SCHEDULE H - LUCENT BUSINESSPARTNER LOGO

                           TRADEMARK LICENSE AGREEMENT

            THIS TRADEMARK LICENSE AGREEMENT (this "Agreement"), dated as of February 1, 2001 (the "Effective Date"), is by and between Lucent Technologies Inc., a Delaware corporation, with offices at 600 Mountain Avenue, Murray Hill, New Jersey 07974 ("Lucent"), and Agere Systems Inc., a Delaware corporation, with offices at 555 Union Blvd., Allentown, PA 18109 ("Agere").

                                    RECITALS

            WHEREAS, the Board of Directors of Lucent has determined that it is in the best interests of Lucent and its stockholders to separate Lucent's existing businesses into two independent businesses.

            WHEREAS, in order to effectuate the foregoing, Lucent and Agere have entered into a Separation and Distribution Agreement ("S&D Agreement"), which provides, among other things, subject to the terms and conditions thereof for the separation of the Agere Assets and the Agere Liabilities, the IPO and the Distribution (each of the foregoing terms as defined in the S&D Agreement) and the execution and delivery of certain other agreements in order to facilitate and provide for the foregoing; and

            WHEREAS, this Agreement is to allow Agere's business units to create consumer awareness that they are the successors to Lucent's former business units and to minimize customer confusion that might otherwise arise as a result of the foregoing transactions and the immediate loss of use of the Lucent name, marks, logos and trade dress.

             WHEREAS, capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in Article I hereof or in the S&D Agreement.

             NOW, THEREFORE, in consideration of the premises and for other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

      For the purpose of this Agreement, in addition to the words and phrases that are defined throughout the body of this Agreement, the following words and phrases shall have the following meanings:

      AFFILIATE of any Person means a Person that now or hereafter controls, is controlled by, or is under common control with such Person. As used herein, "control" means the possession, directly or indirectly, or the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

      AGERE COMPANIES means Sybarus Technologies ULC, Agere, Inc., Cirent Semiconductor, G.P., Enable Semiconductor Inc., FINET Technologies, G.P., Optimay Corporation, Ortel Corporation, and each of their respective Subsidiaries in existence prior to the Effective Date. Agere may add additional companies to the definition of "Agere Companies" subject to Lucent's prior written consent which will not be unreasonably withheld.

      AGERE MARKS means Licensee's Marks, and trade dress including without limitation Corporate Identification Marks and Agere Product Marks.

      AGERE PRODUCT MARKS means those trademarks, service marks and trade dress to be assigned from Lucent to Agere on or before the Effective Date.

      AGERE PRODUCTS means products of the type designed, created, manufactured or marketed by Licensee or by an entity whose relevant product-related intellectual property was acquired by Licensee (for example, VTC Inc.), and repair, maintenance and support services related thereto, but not product types newly designed or created by them after the Effective Date.

      AUTHORIZED DEALERS means Existing Authorized Dealers and New Authorized Dealers collectively.

      CHANGE OF CONTROL shall mean, in reference to an entity, a transaction after October 1, 2001 (other than the Distribution) which results in at least fifty percent (50%) of the entity's stock or voting power being controlled by a third party.

      CLOSING DATE shall have the same meaning ascribed to such term in the S&D Agreement.

      COMPOUND MARKS means any mark containing the element LUCENT along with another mark which is in use or applied for prior to or on the Effective Date; the entire set of Compound Marks is set forth in Schedule E attached hereto (as may be modified or supplemented in accordance with this Agreement or as agreed to by the Parties).

      CONTROL SPECIFICATIONS means standards of quality (including performance parameters) applicable to the fabrication, performance, design, use, provision, and support of an Agere Product under the Licensed Marks, as set forth or referenced in Schedule B, (the "Product Manufacturing Specifications") and the standards applicable to the specific manner in which the Licensed Marks may be used on marketing, advertising, and promotion materials for Agere Products, as set forth or referenced in Schedule C attached hereto (the "Trademark Use Specifications").

      CORPORATE IDENTIFICATION MARKS means the Licensee's house mark and related trade dress used to identify and distinguish Licensee from other Persons, as identified in Schedule D attached hereto.

      DISTRIBUTION DATE shall have the same meaning ascribed to such term in the S&D

Agreement.

      EXISTING AUTHORIZED DEALERS means Licensee's dealers, distributors, agents, subcontractors, manufacturers, BusinessPartners (as defined herein) and resellers that are authorized to use any Lucent Marks pursuant to agreements existing as of the Effective Date.

      GOVERNMENTAL AUTHORITY means any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

      INGREDIENT BRANDING means the indication of the brand of ingredient(s), component(s) or material(s) used in or for which the finished product (or service) is made or offered.

      LICENSED MARKS means the marks LUCENT, LUCENT TECHNOLOGIES and the INNOVATION RING LOGO as identified in Schedule A hereto (and as such marks may be modified or supplemented as contemplated by Article II hereof or as agreed to by the Parties).

      LICENSEE means Agere, the Agere Companies, each Subsidiary of Agere, and each other Person that is an Affiliate of Agere, but only for so long as such Person is an Affiliate or Subsidiary of Agere

      LICENSOR means Lucent.

      MARK means any word, name, symbol or device, or any combination thereof, used or intended to be used by a Person to identify and distinguish the products or services of that Person from the products or services of others and to indicate the source of such goods or services even if that source is unknown.

      NEW AUTHORIZED DEALERS means dealers, distributors, agents, subcontractors, manufacturers, BusinessPartners and resellers that are authorized to use any Lucent Marks pursuant to agreements effective after the Effective Date.

      PERSON means an individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability entity, any other entity and any Governmental Authority.

      SUBSIDIARY means a company, corporation or other legal entity (i) the majority of whose shares or other securities entitled to vote for election of directors (or other managing authority) is now or hereafter controlled by such company either directly or indirectly; or (ii) which does not have outstanding shares or securities but the majority of whose ownership interest representing the right to manage such corporation or other legal entity is now or hereafter owned and controlled by such company either directly or indirectly; but any such corporation or other legal entity shall be deemed to be a Subsidiary of such company only as long as such control or ownership and control exists.

      SUPPLY AGREEMENT means the certain Microelectronics Product Purchase Agreement between Licensor and Agere dated of even date.

      TRANSITION COMPOUND MARK means a compound mark that consists of the Transition Logo along with a mark that was once a part of a Compound Mark.

      TRANSITION LOGOS means the Licensed Marks used in combination with Licensee's Corporate Identification Marks as identified on Schedule F hereto (and as such Transition Logos may be modified in accordance with this Agreement).


                                   ARTICLE II
                                  LICENSE GRANT

      2.1 AGERE PRODUCTS

                  (a) INITIAL PERIOD. (i) Subject to the terms and conditions of this Agreement, Licensor grants Licensee a royalty free, personal, non-transferable, non-sublicensable, non-exclusive license to use the Licensed Marks as follows and in connection with the manufacture, repair, maintenance, support, marketing, promotion, distribution and sale of Agere Products which have been manufactured or masked out prior to, or are being manufactured or masked out as of, the Effective Date, and continuing until April 1, 2002.

                  (ii) Licensee may not affix the Licensed Marks to Agere Products, or to any packaging, instructions, or promotional or marketing materials manufactured after April 1, 2002; provided, however, that Agere Products, packaging, instructions, and promotional and marketing materials with the Licensed Marks in inventory, including inventories of Licensee's customers, on the last date of the period described in clause (a) above, may be marketed, distributed, promoted and sold after that date and until the inventory of such Agere Products, packaging or other materials is depleted.

                  (iii) When Licensee travels to a customer's premises or takes possession of a previously installed product to make a repair or perform a service, Licensee agrees to make reasonable efforts with regard to labels for large equipment that are visible to either replace the product housing to remove any reference to the Licensed Marks or affix labels with the Agere Marks to the product in a manner that obscures the Licensed Marks.

                  (iv) Licensee may not affix the Licensed Marks to products other than Agere Products.

                  (v) No right is granted to Licensee to use the Licensed Marks alone on any new stationery, new business cards, new building signage, new building flags, new employee badges, or new vehicle markings after the Effective Date.

                  (vi) Licensee will cease to use the Licensed Marks alone on stationery, business cards and building flags on or before December 31, 2001.

                  (vii) Licensee will use its best efforts to cease use of the Licensed Marks on employee badges on or before December 31, 2001, however, under no circumstances may such use continue later than September 30, 2002, unless required otherwise by applicable State or Federal laws or the laws of the relevant foreign jurisdiction.

                  (viii) Licensee will make reasonable efforts to cease use of the Licensed Marks on vehicle markings and on building signage on or before December 31, 2001, however, under no circumstances may such use continue later than July 1, 2002, unless required otherwise by applicable State or Federal laws or the laws of the relevant foreign jurisdiction.

                  (ix) Beginning three (3) months from the Effective Date, but in any event no later than nine (9) months from the Effective Date, Licensee shall use its best efforts to refrain from using the Licensed Marks alone to sponsor, endorse, or claim affiliation with any event, meeting, charitable endeavor or any other undertaking without obtaining the express written permission of Licensor.

                 (b) TRANSITION PERIOD. (i) Subject to the terms and conditions of this Agreement, and to the guidelines governing use of the Transition Logos attached as Schedule F hereto, Licensor grants Licensee a royalty free, personal, non-transferable, non-sublicensable, exclusive license to use the Licensed Marks in the Transition Logos as follows and in connection with the manufacture, repair, maintenance, support, marketing, promotion, distribution and sale of any Agere Products commencing on the Effective Date. For clarification, the term "advertising" as used in this Agreement includes without limitation audio advertising.

                 Transition Logo A - includes an Agere Corporate Identification Mark plus the Lucent name and the descriptive phrase "The former
Microelectronics Group of Lucent Technologies" but will not include the Innovation Ring Logo, as set forth in Schedule F. This may only be used as follows:

                 - On products, packaging and labeling - until SeptembeR 30, 2002.
                 -  On stationery, business cards and web sites - until July
                    1, 2002.
                 - On advertising and promotional materials until July 1, 2002 in the United States and until January 1, 2003 outside the United States.

                 Transition Logos B and C - includes an Agere Corporate Identification Mark plus the Lucent name and the Innovation Ring Logo with the descriptive phrase "The former Microelectronics Group of Lucent Technologies" or includes an Agere Corporate Identification Mark plus the phrase "Formerly the" followed by the logo used by the Microelectronics Group of Lucent Technologies Inc., or some variant thereof, as set forth in Schedule F. This may only be used as follows:

                 - On products, packaging and labeling - until April 1, 2002.
                 - On stationery, business cards and web sites - until July 1, 2002.
                 - On advertising and promotional materials - until AprIL 1, 2002 in the United States and July 1, 2002 outside the United States.

                 (ii) Agere Products, packaging, instructions and promotional material with the Transition Logos in inventory after the period described in clause 2.1(b)(i), including inventories of Licensee's customers, may be marketed, distributed, promoted and sold after that date and until the inventory of such Agere Products and materials is depleted, subject to other applicable terms and conditions of this Agreement.

       2.2 COMPOUND MARKS. (i) To the extent that Licensee or Licensee's customer is using a Compound Mark as of the Effective Date, it may continue to use the Licensed Marks in the Compound Mark during the period of time described in clause 2.1(a) ("Initial Period") hereunder applicable to the Agere Products with respect to which such Compound Mark is used. During the period of time described in clause 2.1(b) ("Transition Period"), Licensee shall, if it desires to continue to use a Compound Mark, use a Transition Logo in lieu of the Licensed Marks to create a Transition Compound Mark. At the end of the Transition Period, Licensee shall, if it desires to continue to use a compound mark, use the Agere Marks in lieu of the Transition Logo to create a new compound mark, ownership of which shall belong exclusively to Agere and Lucent will have no rights therein. At the end of the Initial Period or Transition Period (as the case may be), Licensee shall cease all use of the Licensed Marks or Transition Logo (as the case may be) in the Compound Marks, subject to the inventory depletion allowances set forth herein.

       (ii) Lucent shall maintain the registrations or pending applications for the Compound Marks until Agere has filed for the new compound marks, but, following written notification from Agere, shall allow the respective registrations or pending applications to lapse or be abandoned after Agere has filed for the new compound mark. Lucent shall grant to Agere any consents to registration for the new compound marks, which may be needed. Lucent shall not continue to use the Compound Marks and Transition Compound Marks that include any Licensed Mark or Transition Logo after September 30, 2001.

       2.3 LIMITATIONS ON GRANT. The Licensed Marks and the Transition Logos may not be used by Licensee in connection with any product or service except as expressly set forth in this Agreement.

       2.4 NO USE IN LICENSEE'S NAME. Except as set forth herein, Licensee shall cease using the Licensed Marks in Licensee's corporate, partnership, doing business as, or fictitious name as of the later of the Distribution Date or six
(6) months after the Closing Date.

      2.5 NO OTHER MARKS TO BE USED. Except for the Agere Product Marks and as set forth expressly herein, Licensee shall not use any other name, mark, indication of origin, trade dress or logo of Licensor in connection with the manufacture, marketing, promotion, distribution, sale or lease of any product or service without Licensor's express prior written consent. The Parties agree that
(i) the symbol "LU" is not a Lucent Mark and that Licensee may use parts or components which are referred to by labels beginning with "LU" without any consent or license from Licensor; (ii) notwithstanding any other provision herein, Lucent shall not use the Agere Marks; and (iii) to the best of their knowledge, no trade dress of Licensor is used by Licensee other than that which is included in Agere Product Marks and accordingly, no license for trade dress is required herein. In the event that such trade dress exists, Licensor agrees to license to Licensee such trade dress in the same manner as Licensed Marks are licensed herein.

       2.6 MODIFICATION OF LICENSED MARKS. If, as a result of governmental regulation or court order, Licensor must modify or replace the Licensed Marks as used in any substantial portion of Licensor's business, Licensee shall, within sixty (60) days of notice, adopt and use such modified or replaced Licensed Marks or this Agreement will terminate. If Licensor voluntarily modifies or replaces the Licensed Marks, Licensee shall not be obligated to adopt such modified or replaced Licensed Marks and Licensor will honor the terms of this Agreement.

      2.7 LICENSE OF MASKS; INGREDIENT BRANDING; AND TECHNICAL
DOCUMENTATION.  Notwithstanding any other provision of this Agreement,

      (a)Licensor grants Licensee a royalty free, personal, non-transferable, non-sublicensable (except as provided herein), non-exclusive license under its trademark rights to use masks and reticles existing as of the Effective Date until such masks and reticles are no longer relevant to Licensee's business;

      (b)the Parties agree that Licensee may continue its Ingredient Branding under the Licensed Marks (alone or in Compound Marks) and Transition Logos (alone or in Compound Marks) only to the extent necessary to satisfy existing customer agreements and to exhaust inventory (including inventory of customers) existing, in the case of Licensed Marks, as of the termination of the Initial Period and existing, in the case of Transition Logos, as of the termination of the period described in clause 2.1(b)(i); and

      (c)Licensor grants Licensee a royalty-free, personal, non-transferable, non-sublicensable (except as provided herein), non-exclusive license to use the Licensed Marks and the Marks "Western Electric", "WE", and "We Make The Things That Make Communications Work" solely on technical documentation and literature (but not advertising, promotional or marketing materials except as otherwise provided herein) existing as of the Effective Date.

      2.8 PUBLICITY. Except as expressly provided herein, commencing on the later of October 1, 2001 or the termination of the Initial Period, and except as otherwise required by governmental regulation or court order, the Parties agree to consult and cooperate with each other prior to issuing any press releases, articles, advertising, or publicity materials relating to (i) the terms (but not the existence) of this Agreement; or (ii) Agere Products that are marked with the trademarks, logos, trade name, service mark or other company identification of the other Party which would be visible to the unaided human eye. The aforementioned requirement of consultation and cooperation shall not be applicable to such press releases, articles, advertising or publicity materials relating to (i) Agere Products marked with a Transition Logo, Transition Compound Mark or the Compound Mark "The Lucent Edge"; (ii) Ingredient Branding as set forth in Section 2.7; (iii) factual references; and (iv) existing contractual commitments of Licensee and Licensee's Affiliates.

      2.9 CO-BRANDING. Without the prior approval of Licensor, Licensee shall not

      (a)market or sell any finished product or service (not a part or component of a product) which is branded with the Licensed Marks or Transition Logos and any name, mark, indication of origin or trade dress or the logo of any third party that competes with Licensor in the provision of such product or service (such branding with such marks referred to as "co-branding"), the co-branded Marks being visible to the unaided human eye; or

      (b)enter into an agreement with any such third party pursuant to which such third party may so co-brand the finished product or service furnished by Licensee.

Notwithstanding the foregoing, Licensee may so co-brand (i) pursuant to any agreements existing as of the Effective Date; or (ii) with such a third party that did not so compete with Licensor at the time of, or prior to, Licensee's commitment to co-brand such product or service.

      2.10 DATES. The Parties acknowledge and agree that the dates used herein are based on the understanding that the Closing Date is scheduled to be on or before March 31, 2001 and the Distribution Date is scheduled to be on or before October 1, 2001. In the event that the scheduled Closing Date and Distribution Date differ from this understanding, the dates used herein shall be adjusted accordingly. The Parties further acknowledge that the laws of certain foreign jurisdictions may be such that the Licensee may not be able to meet its obligations under the aforementioned licenses as of the dates specified herein. In these circumstances, such dates shall be adjusted accordingly so that Licensee shall cease its use as soon as commercially possible in accordance with the relevant laws.


                                   ARTICLE III
                               AGREEMENT PERSONAL

       3.1 PERSONAL NATURE OF AGREEMENT. In recognition of the goodwill contributed to the Licensed Marks and the Transition Logos by Licensee prior to the Separation (as defined in the S&D Agreement), and the unique nature of Licensee (including without limitation the quality of the products and services that it provides, its reputation, and its goodwill among its customers), the Parties agree that the rights, obligations and benefits of this Agreement shall be personal to Licensee, and Licensor shall not be required to accept performance from, or render performance to an entity other than Licensee. Pursuant to 11 U.S.C.Section 365 (c) (1) (A) (as it may be amended from time to time, and including any successor to such provision), in the event of the bankruptcy of Licensee, this Agreement may not be assigned or assumed by any successor of Licensee, and Licensor shall be excused from rendering performance to, or accepting performance from any such successor.

       3.2 SUBLICENSING/ASSIGNMENT. Except as expressly provided herein with respect to Authorized Dealers, Licensee may not sublicense or assign the rights and obligations of this Agreement without Licensor's express written consent. Notwithstanding the foregoing, Licensee may sublicense the following licenses to
(1) any existing or future joint venture of Licensee, (2) a company in which Licensee has or obtains an equity interest, or (3) any successor of a portion of its business, subject to the terms and conditions of this Agreement:

(i)   the licenses granted in Section 2.7(a); and
(ii) the licenses granted in Section 2.7(c) provided, however, that such sublicensees shall not furnish any such sublicensed technical documentation or literature to a consumer without first removing, obscuring or replacing the sublicensed Marks thereon.

       3.3 EXISTING AUTHORIZED DEALERS. (a) Subject to the terms and conditions of this Agreement, including all Applicable Specifications, and to existing agreements with Existing Authorized Dealers, Existing Authorized Dealers may use the Licensed Marks, Compound Marks, Transition Compound Marks or the Transition Logos in accordance with the grant set forth in Section 2. Other than as set forth herein, Authorized Dealers may only use the relevant Lucent or Agere BusinessPartner Logo in accordance with the terms of this Agreement. Licensee shall take all appropriate steps to restrain any Authorized Dealer from violating the terms and conditions of this Agreement, including but not limited to termination of Licensee's agreement with any such Authorized Dealer, or commencement of legal action against any such Authorized Dealer. Licensee shall provide a list of all Existing Authorized Dealers to Licensor by October 1, 2001.

        (b) Licensee may submit a written request, at any time (in accordance with the notice provisions of Article XI below), for Licensor's consent to add an Existing Authorized Dealer that was inadvertently omitted from the list provided pursuant to Section 3.3(a) or to add a New Authorized Dealer to such list. Licensor's consent shall be deemed to be given as to the Existing Authorized Dealers. Licensor shall have thirty (30) days to approve or disapprove of the New Authorized Dealer. If Licensor does not respond to Licensee within such thirty (30) days, the New Authorized Dealer shall be deemed approved by Licensor. A New Authorized Dealer shall be subject to the terms and conditions of this Agreement and, if it is a BusinessPartner, shall satisfy the guidelines attached as Schedule G hereto.

        3.4 BUSINESSPARTNERS. Subject to the contractual obligations under the existing agreements with BusinessPartners (as defined herein), neither Licensee nor any of its BusinessPartners may continue to use the Lucent BusinessPartner logo set forth in Schedule H after July 1, 2002. Thereafter, only the Agere BusinessPartner logo may be used.

                                   ARTICLE IV
                        LICENSES TO OTHERS AND OWNERSHIP

      4.1 EXCLUSIVE LICENSE. Licensor agrees that it will not license the Compound Marks, the Transition Compound Marks or the Transition Logos to third parties.

      4.2 RETENTION OF RIGHTS BY LICENSOR. Except as otherwise expressly provided in this Agreement, Licensor shall retain all rights in and to the Licensed Marks, alone and as used in the Transition Logos, including without limitation:

            (a) All rights of ownership in and to the Licensed Marks;

            (b) The right to use (including the right of Licensor's Affiliates and Subsidiaries to use) the Licensed Marks, either alone or in combination with other marks, in connection with the marketing, offer or provision of any product or service, including any product or service which competes with Agere Products; and

            (c) The right to license others to use the Licensed Marks.

      4.3 RETENTION OF RIGHTS BY LICENSEE. Except as otherwise expressly provided in this Agreement, Licensee shall retain all rights in and to the Agere Marks, alone and as used in the Transition Logos, including without limitation:

            (a) All rights of ownership in and to the Agere Marks;

            (b) The right to use (including the right of Licensee's Affiliates and Subsidiaries to use) the Agere Marks, either alone or in combination with other marks, in connection with the marketing, offer or provision of any product or service, including any product or service which competes with Lucent products; and

            (c) The right to license others to use the Agere Marks.

      4.4 JOINT VENTURES OF LICENSEE. The Parties recognize that Licensee is a party to certain joint ventures or holds an equity investment in certain companies which may have heretofore been authorized by written agreement to use the Licensed Marks. Licensee nevertheless agrees that (i) any use of the Licensed Marks in the corporate name of any joint venture/company should not continue beyond the earlier of the Distribution Date or six (6) months after the Closing Date; (ii) any use of the Licensed Marks by such joint ventures/companies in the manufacturing, sale, provision, distribution or marketing of any product or service should not continue beyond the Initial Period; and (iii) any use of the Transition Logos by such joint ventures/companies in the manufacturing, sale, provision, distribution or marketing of any product or service should not continue beyond the Transition Period. Accordingly, to the extent permitted by Licensee's existing agreement with such a joint venture/company, or joint venture partner, Licensee shall withdraw any authority granted to the joint venture/company to use the Licensed Marks and Transition Logos beyond the periods set forth above in this Section. In those cases where Licensee's existing agreement with a joint venture/company does not permit Licensee to withdraw such authority, Licensee shall use commercially reasonable efforts to cause any joint venture/company to which it is a party/investor to cease using the Licensed Marks and Transition Logos beyond such periods.

                                    ARTICLE V
                               LICENSED TERRITORY

      5.1 WORLD-WIDE LICENSES. (a) To the knowledge of the marketing communications organization of Agere, Agere represents that Agere Companies, by themselves or through their Existing Authorized Dealers and other business partners, collectively have in place either directly or indirectly, as of the Effective Date, (i) the means of marketing, or (ii) bona-fide, good faith plans to commence means of marketing, or (iii) have contracted to grant rights to initiate such means or plans with respect to, Agere Products throughout the world, subject to the laws of the United States and the various foreign jurisdictions. Notwithstanding the foregoing, Agere does not have (and shall not be required to have) such means or such plans for certain countries in the African territory.

            (b) In light of the foregoing, the licensed territory for the licenses granted in Article II of this Agreement shall include the world. To the extent that Agere does not have in place one of the above (i) through (iii) in a particular country as of the Effective Date, the foregoing license shall exclude such particular country and Agere may only use the Licensed Marks and the Transition Logos (alone or in compound marks), subject to the terms and conditions of this Agreement, in such particular country provided that the failure to do so detrimentally affects Licensee's ability to market, offer or sell Agere Products in such particular country and that Licensee uses its best efforts to cease such use as soon as commercially possible.


                                   ARTICLE VI
                                 QUALITY CONTROL

      6.1 CONTROL SPECIFICATIONS. (a) Licensee shall use the Licensed Marks and the Transition Logos only in connection with the manufacture, repair, maintenance, support, marketing, distribution, promotion, and sale of Agere Products that meet any one of: (i) the Control Specifications, or (ii) specifications pursuant to the Supply Agreement, or (iii) specifications otherwise furnished by Lucent, (the specifications of one of (i), (ii) or (iii) referred to herein as "Applicable Specifications"), unless an Agere Product that is so marked and does not meet such specifications ("At-risk Product") is provided to a customer where such customer has knowledge that such product does not meet such specifications. Licensee shall use good faith efforts to provide the At-risk Product to such customer with documentation stating that such products are being provided with no warranty, implied or express. The Control Specifications shall be treated as proprietary information and shall be subject to the confidentiality provisions of Article VIII of the S&D Agreement (except that Licensee may disclose such Control Specifications to its Authorized Dealers). Such "At-risk Products" shall be deemed to have met the Applicable Specifications.

            (b) Subject to clause 6.1(a), Licensee shall not offer any Agere Product under the Licensed Marks or the Transition Logos unless it fully meets the relevant Applicable Specifications and shall not provide to any third party any product which does not meet the Applicable Specifications without first obliterating the Licensed Marks or the Transition Logos.

            (c) Licensor declares that on the Effective Date the quality standards and controls applied by Licensee, as evidenced by the sample Agere Products made available for inspection and approved by Licensor, are deemed to be consistent with the Applicable Specifications.

       6.2 CUSTOMER CARE PROVISIONS. If Licensor receives a customer complaint regarding an Agere Product which is branded under the Licensed Marks and Transition Logos pursuant to this Agreement and which may or may not be under the Agere warranty at the time of the complaint, it will promptly notify Licensee. Licensee will use reasonable commercial efforts to resolve any such complaints as it would resolve complaints received for products branded under the Agere mark under warranty or for products branded under the Agere mark that are not under warranty, as the case may be.

       6.3  QUALITY CONTROL REVIEWS; RIGHT OF INSPECTION.

      (a) Until July 1, 2002, for the periods of time described in clause 2.1 during which Licensee is marking newly manufactured, commercially available Agere Products with Licensed Marks or Transition Logos that are visible to the consumer, at Licensor's request and as reasonably necessary, Licensee agrees to furnish or make available for inspection to representatives of Licensor having the proper technical knowledge and qualifications ("Quality Control Representatives"), subject to the provisions herein: (i) samples of any such Agere Product being marked (other than chips manufactured for Licensee's customers under confidentiality restrictions) for inspections, surveys, tests and reviews to assure conformance with the Applicable Specifications; (ii) performance data in its control relating to the conformance of such Agere Products with the Applicable Specifications, and (iii) samples of marketing materials, product packaging labels, instruction and warranty materials that bear the Licensed Marks or the Transition Logos for such Agere Products.

      (b) If the aforementioned inspection is not performed at a Licensee's facility and is not adequate to determine compliance of specific Agere Product(s) with the Applicable Specifications, Licensor shall have the right to request in writing reasonable access by the Quality Control Representatives to the appropriate manufacturing facility of Licensee. Such request will set forth in reasonable detail the reasons why the aforementioned inspection was not adequate to determine compliance and what specifically of the aforementioned (i) through (iii) needs to be furnished at the facility. Upon ten (10) days after receipt of such request, Licensee shall provide Quality Control Representatives with access during regular business hours to inspect the furnished material for such specific products at Licensee's manufacturing facilities, in accordance with Licensor's request, solely to determine compliance.

      (c) Any information, in whatever form, provided to or learned by Licensor or by Quality Control Representatives shall be used only to determine compliance with the Applicable Specifications and shall be treated as proprietary information subject to the confidentiality provisions of Article VIII of the S&D Agreement. Such Quality Control Representatives shall have entered into an appropriate confidentiality agreement prior to their inspection.

      (d) Licensee shall so furnish the foregoing and provide such access to the full extent permitted under its contractual commitments. Licensor shall not reverse engineer any of the samples so furnished unless the reverse engineering is necessary to determine compliance with the Applicable Specifications and then, only to the extent permitted under Licensee's contractual commitments. Licensor may independently, and at its own expense, conduct reasonable customer satisfaction surveys in a bona fide attempt to determine if Licensee and its Authorized Dealers are meeting the Applicable Specifications. Licensee shall cooperate with Licensor fully in the distribution of such surveys. Licensor shall, at the request of Licensee, provide Licensee with copies of customer surveys used by Licensor to determine if Licensee is meeting the Applicable Specifications. If Licensee learns that it or any of its Authorized Dealers is not complying with the Applicable Specifications, it shall notify Licensor and the provisions of Article IX (and of Section 3.3(a) in the case of Existing Authorized Dealers) shall apply to such noncompliance.

       (e) Notwithstanding the foregoing, until July 1, 2002, for the periods of time described in clause 2.1 during which Licensee is marking newly manufactured, commercially available Agere Products using Licensed Marks or Transition Logos that are visible to the consumer, Licensor shall have the right to so inspect with respect to a specific Agere Product in the event of an epidemic failure of such product. An epidemic failure shall mean failures of such product that (i) appear to be related to the same or similar root cause but do not include failures due to a purchaser's supplied design, instruction or documentation, (ii) affect a significant number of purchasers of such product,
(iii) require a change to rectify one of the following conditions, and (iv) significantly detract from or disparage Licensor, its businesses or its business reputation, its good will or the reputation and goodwill of the Licensed Marks. An epidemic failure requires changes to rectify: (i) a hazardous electrical or mechanical condition; (ii) a condition causing a significant loss of service to end-users or interoperability as a result of the failure of the product to perform in accordance with its specification; or (iii) a condition causing a significant degradation in performance from the specifications. In such cases, Licensee shall bear all costs associated with monitoring compliance with and enforcing quality control.

       6.4 COSTS. Except as provided in Section 6.3(e) above, all reasonable costs associated with monitoring compliance with and enforcing these quality control provisions shall be borne by Licensee except that (i) each Party shall be responsible for all costs it incurs for travel and living arrangements and
(ii) Licensor and Licensee shall bear equally such costs incurred for reverse engineering purposes. Licensor shall provide to Licensee a quarterly invoice itemizing with reasonable specificity the costs incurred during the prior quarter, which shall be due and payable by Licensee within thirty (30) days of receipt.


                                   ARTICLE VII
                             [INTENTIONALLY OMITTED]


                                  ARTICLE VIII
       PROTECTION OF LICENSED SERVICE MARKS AND THE TRANSITION LOGOS

       8.1 OWNERSHIP AND RIGHTS. (a) Licensee admits the validity of, and agrees not to challenge the ownership or validity of, the Licensed Marks alone and in the Transition Logos. Licensee shall not disparage, dilute or adversely affect the validity of the Licensed Marks or the Transition Logos. Licensee agrees that any and all goodwill and other rights that Licensee may acquire by the use of the Licensed Marks alone and in the Transition Logos shall inure to the sole benefit of Licensor. Licensee will not grant or attempt to grant a security interest in the Licensed Marks or Transition Logos, or this Agreement, or to record any such security interest in the United States Patent and Trademark Office or elsewhere, against any trademark application or registration belonging to Licensor. To the extent necessary, Licensee agrees to execute all documents reasonably requested by Licensor to effect further registration of, maintenance and renewal of the Licensed Marks and recordal of the license relationship between Licensor and Licensee and recordal of Licensee as a Registered User. For purposes of this Agreement, Licensee shall be considered a "related company" under the U.S. Trademark Act, 15 U.S.C. Section 1051 et seq.

            (b) Licensor admits the validity of, and agrees not to challenge the ownership or validity of, the Agere Marks alone and in the Transition Logos. Licensor shall not disparage, dilute or adversely affect the validity of the Agere Marks or the Transition Logos. Licensor agrees that any and all goodwill and other rights that Licensor may acquire by the use of the Agere Marks alone and in the Transition Logos shall inure to the sole benefit of Licensee. Licensor will not grant or attempt to grant a security interest in the Agere Marks or Transition Logos, or this Agreement, or to record any such security interest in the United States Patent and Trademark Office or elsewhere, against any trademark application or registration belonging to Licensee. To the extent necessary, Licensor agrees to execute all documents reasonably requested by Licensee to effect further registration of, maintenance and renewal of the Agere Marks.

      8.2 SIMILAR MARKS. (a) Licensee further agrees not to register in any country any Mark resembling or confusingly similar to the Licensed Marks and not to use the Licensed Marks or any part thereof as part of its corporate name (except as otherwise expressly permitted hereunder), nor use any Mark confusingly similar, deceptive or misleading with respect to the Licensed Marks or which dilute the Licensed Marks. If any application for registration is, or has been, filed in any country by Licensee which relates to any Mark which in the sole opinion of Licensor is confusingly similar, deceptive or misleading with respect to the Licensed Marks, or which dilutes the Licensed Marks, Licensee shall, at Licensor's sole discretion, immediately abandon any such application or registration or assign it to Licensor. If Licensee uses any Mark which in the sole opinion of Licensor is confusingly similar, deceptive or misleading with respect to the Licensed Marks, or which dilutes the Licensed Marks, or if Licensee uses the Licensed Marks in connection with any product, or in connection with any service not specifically authorized hereunder, Licensee shall, immediately upon receiving a written request from Licensor, permanently cease such use.

            (b) The Parties agree that neither will apply to register the Transition Logos, and that Licensee will have the sole and exclusive right to use and register the Agere Marks.

       8.3 INFRINGEMENT. In the event that Licensee learns of any infringement or threatened infringement of the Licensed Marks (either alone or as contained in Compound Marks) or the Transition Logos (either alone or as contained in Transition Compound Marks), or any unfair competition, passing-off or dilution with respect to the same, or any third party alleges or claims that said Licensed Marks are liable to cause deception or confusion to the public, or is liable to dilute or infringe any right of such third party, Licensee shall immediately notify Licensor or its authorized representative giving particulars thereof and Licensee shall provide necessary information and assistance to Licensor or its authorized representatives in the event that Licensor decides that proceedings should be commenced or defended. Licensee's reasonable expenses in providing such assistance shall be borne by Licensor. Licensor shall have exclusive control of any litigation, opposition, cancellation or related legal proceedings. The decision whether to bring, defend, maintain or settle any such proceedings shall be at the exclusive option and expense of Licensor, and all recoveries shall belong exclusively to Licensor. Licensee will not initiate any such litigation, opposition, cancellation or related legal proceedings in its own name. Nothing in this Agreement shall require or be deemed to require Licensor to enforce the Licensed Marks or the Transition Logos against others. Nothing herein will limit Licensee's ability to initiate any litigation, opposition, cancellation or related legal proceedings in its own name with regard to those elements of the Compound Marks, Transition Compound Marks and Transition Logos owned exclusively by Licensee.

      8.4 COMPLIANCE WITH LAWS. In the performance of this Agreement, Licensee shall comply with all applicable laws and regulations, including those laws and regulations particularly pertaining to the proper use and designation of Marks. Should Licensee be or become aware of any applicable laws or regulations which are inconsistent with the provisions of this Agreement, Licensee shall promptly notify Licensor of such inconsistency. In such event, Licensor may, at its option, either waive the performance of such inconsistent provisions, or negotiate with Licensee to make changes in such provisions to comply with applicable laws and regulations.

                                   ARTICLE IX
                                   TERMINATION

      9.1 BREACH BY LICENSEE. If Licensor becomes aware that Licensee or any Authorized Dealer has breached this Agreement in any of the following ways (a) through (h), Licensor shall notify Licensee in writing, setting forth in reasonable detail, a written description of the breach and suggestions for curing such breach. Licensee shall then have forty-five (45) days after receipt of such notice ("Cure Period") to remedy or submit to Licensor a written plan, acceptable to Licensor (acting reasonably), to remedy such breach. If the identified breach continues beyond the Cure Period or is not corrected pursuant to the submitted plan, Licensor may terminate rights granted under this Agreement at any time, except as otherwise provided herein.

      (a) Except as otherwise provided herein, Licensee's or any Authorized Dealer's use of the Licensed Marks or the Transition Logos contrary to the provisions of this Agreement to the material detriment of Lucent as determined solely by Lucent (acting reasonably), provided, however, that (i) if such use pertains to a particular product(s) or service(s), such use shall be grounds for termination only as to that particular product(s) or service(s); (ii) such continued use in connection with such product(s) or service(s) shall be grounds for termination of the Agreement as to all Agere Products or services; and (iii) such use by a particular Authorized Dealer shall be grounds for termination only as to that particular Authorized Dealer; further provided that a pattern of violations without cure of any provision of this Agreement by a significant number of Licensee's Authorized Dealers shall be grounds for termination as to those

Authorized Dealers, or all Authorized Dealers, at the sole discretion of Licensor.

      (b) Licensee's or any Authorized Dealer's use of a Licensed Mark or the Transition Logos for the offering, marketing or provision of, any Agere Product that fails to meet the Applicable Specifications; provided, however, that (i) the failure of a particular product to comply with the Applicable Specifications shall be grounds for termination only as to that product and only until the Applicable Specifications are complied with; further provided that continued use of the Licensed Marks or the Transition Logos by Licensee in connection with such product that fails to comply with the Applicable Specifications shall be grounds for termination of the Agreement as to all Agere Products, and (ii) except as otherwise provided in Paragraph (a) above, the failure of an Authorized Dealer to satisfy the Applicable Specifications shall be grounds for termination only as to that particular Authorized Dealer and product;

      (c) Licensee's refusing or neglecting a request by Licensor for access to Licensee's products or marketing materials pursuant to clause 6.3;

      (d) Unless otherwise permitted herein, Licensee's licensing, assigning, transferring, disposing of or relinquishing (or purporting to license, assign, transfer, dispose of or relinquish) any of the rights granted in this Agreement to others;

      (e) The occurrence of a Change of Control of Agere or of an Affiliate of Agere; provided, however, that a Change of Control of an Affiliate of Agere shall be grounds for termination of this Agreement only as to that Affiliate and Persons controlled by that Affiliate;

      (f) Licensee's marketing or sale of any such co-branded completed product or service, or entering into any such co-branding agreement, contrary to the provisions of Section 2.9 provided, however, that such marketing, sale or entering into such agreement shall be grounds for termination only as to the particular product or service;

      (g) The bankruptcy or insolvency of Licensee; provided, however, that the bankruptcy or insolvency of an Affiliate or Subsidiary of Licensee shall be grounds for termination of this Agreement only as to that Affiliate or Subsidiary; or

      (h) Licensee's failure to obtain Licensor's permission to sponsor any undertaking as provided in Section 2.1(a) (ix) of this Agreement.

       9.2 TERMINATION OBLIGATIONS. In the event this Agreement is terminated pursuant to this Article:

       (a) Licensee and all Authorized Dealers (or such of the foregoing as to which this Agreement is terminated) shall immediately cease all use of the Licensed Marks or the Transition Logos upon notice of termination; provided, however, that nothing herein shall be construed to prohibit Licensee from making truthful statements of fact regarding its past affiliation with Licensor, so long as such statements are not likely to cause confusion, mistake or deception.

       (b) Licensee and all Authorized Dealers (or such of the foregoing as to which this

Agreement is terminated) shall have no further rights under this Agreement, except the license provided in Section 2.7, and no further obligations (except as noted below in Section 9.2(c)).

      (c) The confidentiality provisions with respect to a Party's proprietary information shall survive any termination of this Agreement.

                                    ARTICLE X
                                  INDEMINITIES

       10.1 LICENSEE'S INDEMNIFICATION. Except as provided in Section 10.2 below, Licensee shall defend and hold Licensor and its Affiliates ("Lucent Indemnitees") harmless against all claims, suits, proceedings, costs, damages and judgments incurred or claimed by third parties, whether for personal injury or otherwise, arising from or in connection with Licensee's or any Authorized Dealer's, manufacture, marketing, sale, or use of Agere Products that bear the Licensed Marks or the Transition Logos after the Effective Date, and shall indemnify each Lucent Indemnitee for all damages and costs finally awarded by a court of competent jurisdiction and reasonable expenses (including reasonable attorneys' fees) due to (1) such use, sale, lease or marketing and (2) for any improper or unauthorized use of the Licensed Marks or the Transition Logos by Licensee or its Authorized Dealers on products or services that are not Agere Products. Licensee's obligation under this clause 10.1 shall be conditioned upon: (i) Licensor giving Licensee written prompt notice of any such claim, suit, or proceeding; (ii) Licensee having full and complete control of the defense and/or settlement thereof, including appeals; (iii) each Lucent Indemnitee cooperating fully with Licensee to facilitate the defense or settlement of such claim; and (iv) such claim, suit or proceeding being brought against the Lucent Indemnitees (and costs, losses and damages being incurred by the Lucent Indemnitees) solely by reason of the branding of the Agere Product or other product or service with the Licensed Marks or the Transition Logos and not, for example, due to any other act or involvement, or alleged act or involvement, by the Lucent Indemnitees.

       10.2 NOTICE. Licensee shall notify Licensor, in writing, in the event that any third party claims, by suit, proceeding, action or otherwise, that Licensee's use of the Licensed Marks, alone or as used in the Transition Logos in connection with Agere Products as provided in this Agreement constitutes or amounts to a trademark or service mark infringement, unfair competition or dilution, and, at Licensor's option, Licensee may be directed to surrender control of the defense of such claims to Licensor, in which case any cash payment portion of a settlement to be paid by Licensee must be mutually agreed to by Licensee and Licensor. Further, to the extent that the provisions of this
Article X conflict with provisions of the Supply Agreement, those other provisions shall govern in place of this Article X.


                                   ARTICLE XI
                                     NOTICES

            All notices or other communications under this Agreement shall be in writing and shall be deemed to be duly given when (a) delivered in person, or
(b) sent by telecopy, telegram or facsimile, or (c) deposited in the United States mail or private express mail, postage prepaid, addressed as follows:

              (i) If to Licensor:
                  Lucent Technologies Inc.
                  Attn: Senior Vice President and General Counsel
                  Room 6A-406
                  600 Mountain Avenue
                  Murray Hill, New Jersey 07974-0636
                  Tel: 908-582-8503
                  Fax: 908-582-6130

                 with a copy to:

                  Lucent Technologies Inc.
                  Attn: R. Holland Campbell
                  Corporate Counsel, Trademarks and Copyrights
                  184 Liberty Corner Road
                  Warren, New Jersey 07059
                  Tel: 908-580-5901
                  Fax:  908-580-7466

            (ii) If to Licensee:

                  Agere Systems Inc.
                  Attn:  General Counsel
                  555 Union Blvd.
                  Allentown, PA 18109


                 with a copy to:

                  Agere Systems Inc.
                  Attn: Gerard deBlasi
                  Vice President
                  Two Oak Way
                  Berkeley Heights, New Jersey 07922
                  Tel. No.:
                  Fax No.:

Either party may, by notice to the other party, change the address to which such notices are to be given.


                                   ARTICLE XII
                               COMPLIANCE WITH LAW

      12.1 GENERAL. Nothing in this Agreement shall be construed to prevent Licensor or Licensee from complying fully with all applicable laws and regulations, whether now or hereafter in effect.

      12.2 GOVERNMENTAL LICENSES, PERMITS AND APPROVALS. Licensee, at its expense, shall be responsible for obtaining and maintaining all licenses, permits and approvals which are required by all Governmental Authorities with respect to this Agreement, and to comply with any requirements of such Governmental Authorities for the registration or recording of this Agreement. Licensee shall furnish to Licensor written evidence from such Governmental Authorities of any such licenses, permits, clearances, authorizations, approvals, registration or recording.

                                  ARTICLE XIII
                        MEDIATION AND DISPUTE RESOLUTION

      13.1 DISPUTES. The provisions set forth in this Article shall apply to all disputes, controversies or claims (whether arising in contract, tort or otherwise) that may arise out of or relate to, or arise under or in connection with this Agreement.

      13.2  ESCALATION; MEDIATION.

            (a) It is the intent of the Parties to use their respective reasonable best efforts to resolve expeditiously and on a mutually acceptable negotiated basis any dispute, controversy or claim between them with respect to the matters covered hereby that may arise from time to time. In furtherance of the foregoing, any party involved in a dispute, controversy or claim may deliver a notice (an "Escalation Notice") demanding an in-person meeting involving representatives of the Parties at a senior level of management of the Parties (or if the Parties agree, of the appropriate strategic business unit or division within such entity). A copy of any such Escalation Notice shall be given to the General Counsel, or like officer or official, of each party involved in the dispute, controversy or claim (which copy shall state that it is an Escalation Notice pursuant to this Agreement). Any agenda, location or procedures for such discussions or negotiations between the Parties may be established by the Parties from time to time; provided, however, that the Parties shall use their reasonable best efforts to meet within thirty (30) days of the Escalation Notice.

            (b) If the Parties are not able to resolve the dispute, controversy or claim through the escalation process referred to above, then the matter shall be referred to mediation. The Parties shall retain a mediator to aid in their discussions and negotiations by informally providing advice to the Parties. Any opinion expressed by the mediator shall be strictly advisory and shall not be binding on the Parties, nor shall any opinion expressed by the mediator be admissible in any other proceeding. The mediator may be chosen from a list of mediators previously selected by the Parties or by other agreement of the Parties. Costs of the mediation shall be borne equally by the Parties involved in the matter, except that each Party shall be responsible for its own expenses. Mediation shall be a prerequisite to the commencement of any action by either Party.

      13.3  COURT ACTIONS.

            (a) In the event that any party, after complying with the provisions set forth in Section 13.2 above, desires to commence an action, such party may submit the dispute, controversy or claim (or series of related disputes, controversies or claims) giving rise thereto to a court of competent jurisdiction.

            (b) Unless otherwise agreed in writing, the Parties will continue to provide service and honor all other commitments under this Agreement during the course of dispute resolution pursuant to the provisions of this Article with respect to all matters not subject to such dispute, controversy or claim.

                                   ARTICLE XIV
                                  MISCELLANEOUS

      14.1  COUNTERPARTS; ENTIRE AGREEMENT; CORPORATE POWER.

            (a) This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement.

            (b) This Agreement and any exhibits, schedules and appendices hereto contain the entire agreement between the Parties with respect to the subject matter hereof, supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter and there are no agreements or understandings between the Parties other than those set forth or referred to herein.

            (c)   Each Party represents as follows:

               (i) each has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; and

               (ii) this Agreement has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms thereof.

      14.2 GOVERNING LAW. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York, United States of America, (exclusive of its conflict of law provisions) applicable to contracts to be performed solely within the State of New York, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies.

      14.3 ASSIGNABILITY; SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns; provided, however, that neither Party may assign this Agreement, in whole or in part, or its respective rights or obligations without the prior written consent of the other Party.

      14.4  RELATIONSHIP OF THE PARTIES; THIRD PARTY BENEFICIARIES.

            (a) Nothing in this Agreement shall be deemed or construed by the Parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the Parties, it being understood and agreed that no provision contained herein, and no act of the Parties, shall be deemed to create any relationship between the Parties other than the relationship of independent contractor.

            (b) The provisions of this Agreement are solely for the benefit of the Parties and are not intended to confer upon any Person except the Parties any rights or remedies hereunder, and there are no third party beneficiaries of this Agreement, and this Agreement shall not provide any third Person with any remedy, claim, liability, reimbursement, claim of action or other right in addition to those existing without reference to this Agreement.

      14.5 SEVERABILITY. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby or thereby, as the case may be, is not affected in any manner adverse to any party. Upon such determination, the Parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the Parties.

      14.6 FORCE MAJEURE. No Party shall be deemed in default of this Agreement to the extent that any delay or failure in the performance of its obligations under this Agreement results from any cause beyond its reasonable control and without its fault or negligence, such as acts of God, acts of civil or military authority, embargoes, epidemics, war, riots, insurrections, fires, explosions, earthquakes, floods, unusually severe weather conditions, labor problems or unavailability of parts or raw materials, or, in the case of computer systems, any failure in electrical or air conditioning equipment. In the event of any such excused delay, the time for performance shall be extended for a period equal to the time lost by reason of the delay.

      14.7 HEADINGS. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      14.8 WAIVERS OF DEFAULT. Waiver by any party of any default by the other party of any provision of this Agreement shall not be deemed a waiver by the waiving party of any subsequent or other default, nor shall it prejudice the rights of the other party.

      14.9 INJUNCTIVE RELIEF. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the Party or Parties who are or are to be thereby aggrieved shall have the right to injunctive or other equitable relief of its rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The Parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for injunctive relief that a remedy at law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are waived.

      14.10 AMENDMENTS. No provision of this Agreement shall be deemed waived, amended, supplemented or modified by any party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the party against whom it is sought to enforce such waiver, amendment, supplement or modification.

      14.11 INTERPRETATION. Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires. The terms "hereof", "herein", and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the schedules, exhibits and appendices hereto) and not to any particular provision of this Agreement. Article, section, exhibit, schedule and appendix references are to the articles, sections, exhibits, schedules and appendices to this Agreement unless otherwise specified. The word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified. The word "or" shall not be exclusive. Unless expressly stated to the contrary in this Agreement, all references to "the date hereof," "the date of this Agreement," "hereby" and "hereupon" and words of similar import shall all be references to the Effective Date.

      IN WITNESS WHEREOF, the Parties have caused this Trademark License Agreement to be executed by their duly authorized representatives as of the Effective Date.


LUCENT TECHNOLOGIES INC.                              AGERE SYSTEMS INC.

By: /s/ DANIEL P. MCCURDY                             By:  /s/ GERARD A. DEBLASI
   ---------------------------                           -----------------------

Name: Daniel P. McCurdy                               Name:  Gerard A. deBlasi
      -------------------------                            ---------------------

Title:  President - Intellectual Property Business    Title: VP - Law,
       -------------------------------------------           Intellectual
                                                             Property
                                                           ---------------------